Exhibit 2.1

                               EXCHANGE AGREEMENT

                                  May 20, 2004


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                                TABLE OF CONTENTS

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ARTICLE I             THE EXCHANGE..............................................................................1
         1.1          The Exchange..............................................................................1
         1.2          Time and Place of Closing.................................................................2

ARTICLE II            REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDER.........................2
         2.1          Due Organization and Qualification; Due Authorization.....................................2
         2.2          No Conflicts or Defaults..................................................................2
         2.3          Capitalization............................................................................3
         2.4          Financial Statements......................................................................3
         2.5          Further Financial Matters.................................................................3
         2.6          Taxes.....................................................................................3
         2.7          Indebtedness; Contracts; No Defaults......................................................4
         2.8          Real Property.............................................................................4
         2.9          Compliance with Law.......................................................................4
         2.10         Permits and Licenses......................................................................4
         2.11         Litigation................................................................................5
         2.12         Insurance.................................................................................5
         2.13         Employee Benefit Plans....................................................................5
         2.14         Patents; Trademarks and Intellectual Property Rights......................................5
         2.15         Brokers...................................................................................5
         2.16         Affiliate Transactions....................................................................6
         2.17         Trading...................................................................................6
         2.18         Securities Law Compliance.................................................................6

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE SELLERS.............................................6
         3.1          Due Organization and Qualification; Due Authorization.....................................6
         3.2          No Conflicts or Defaults..................................................................6
         3.3          Capital Structure.........................................................................7
         3.4          Further Financial Matters.................................................................7
         3.5          Litigation................................................................................7
         3.6          Brokers...................................................................................8
         3.7          Purchase for Investment...................................................................8
         3.8          Investment Experience.....................................................................8
         3.9          Information...............................................................................8
         3.10         Restricted Securities.....................................................................8
         3.11         Taxes.....................................................................................9
         3.12         Financial Statements......................................................................9
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ARTICLE IV            INDEMNIFICATION...........................................................................9
         4.1          Indemnity of the Company and the Shareholder..............................................9
         4.2          Indemnity of the Sellers..................................................................9
         4.3          Indemnification Procedure.................................................................9

ARTICLE V             DELIVERIES...............................................................................10
         5.1          Items to be delivered to the Sellers prior to or at Closing by the Company...............10
         5.2          Items to be delivered to the Company prior to or at Closing by the Sellers...............11

ARTICLE VI            CONDITIONS PRECEDENT.....................................................................11
         6.1          Conditions Precedent to Closing..........................................................11
         6.2          Conditions to Obligations of Sellers.....................................................12

ARTICLE VII           TERMINATION..............................................................................12
         7.1          Termination..............................................................................12

ARTICLE VIII          MISCELLANEOUS............................................................................13
         8.1          Survival of Representations, Warranties and Agreements...................................13
         8.2          Access to Books and Records..............................................................13
         8.3          Further Assurances.......................................................................13
         8.4          Notice...................................................................................13
         8.5          Entire Agreement.........................................................................14
         8.6          Successors and Assigns...................................................................14
         8.7          Governing Law............................................................................14
         8.8          Counterparts.............................................................................14
         8.9          Construction.............................................................................14
         8.10         Severability.............................................................................14
         8.11         Post Closing Covenants...................................................................14
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                               EXCHANGE AGREEMENT

      THIS EXCHANGE AGREEMENT, dated as of the 20th day of May, 2004 (the "Agreement"), is by and among Savon Team Sports, Inc., a Utah corporation (the "Company"), and Michael Rubin (the "Shareholder"), Russell Fine and Debra Fine, as trustees of the Fine Family Trust ("Trustees"), SWT Investments LLC, a California limited liability company ("SWT"), Phoenix Capital Opportunity Fund, LP, a Florida limited partnership ("Phoenix"), David Marshall, Inc., a California corporation ("Marshall") and David L. Ficksman and Maxine B.
Ficksman, as trustees of the Ficksman Family Trust ("Ficksman Trustees") (Trustees, SWT, Phoenix, Marshall, and Ficksman Trustees collectively, the "Sellers").

                              W I T N E S S E T H:

      WHEREAS, the Sellers collectively own or have the authority to transfer all of the membership interests of Fine Ventures, LLC, a California limited liability company ("Fine Ventures"), as set forth on Schedule I to this Agreement (the "Fine Ventures Interests").

      WHEREAS, the Company desires to acquire from Sellers, and Sellers desire to sell to the Company, the Fine Ventures Interests in exchange (the "Exchange") for the issuance by the Company of an aggregate of 45,313,750 shares (the "Company Shares") of the Company's common stock, par value $0.001 per share (the "Company Common Stock") to be issued to the Sellers and their designees, on the terms and conditions set forth below.

      WHEREAS, there are currently 7,157,000 shares of Company Common Stock issued and outstanding. After giving effect to the Exchange, there shall be 52,470,750 shares of Company Common Stock issued and outstanding.

      WHEREAS, the Shareholder is a majority shareholder of the Company and the sole officer and director of the Company and will benefit from the transactions contemplated herein.

      NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE EXCHANGE

      1.1 THE EXCHANGE. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined):

            (a) the Company shall issue and deliver to each of the Sellers and/or their designees the number of authorized but unissued shares of Company Common Stock set forth opposite such Seller's and designee's names set forth on
Schedule I hereto, and

            (b) each Seller agrees to deliver to the Company, the number of issued shares Fine Ventures Interests set forth opposite such Seller's name on
Schedule I hereto along with an appropriately executed transfer document in favor of the Company.

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      1.2  TIME  AND  PLACE  OF  CLOSING.   The  closing  of  the   transactions
contemplated hereby (the "Closing") shall take place at the offices of Loeb & Loeb LLP on the date hereof (the "Closing Date") at 10:00 a.m., it being understood and agreed that the closing shall be deemed to occur simultaneously with the execution of this Agreement.

                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                                 THE SHAREHOLDER

      The Company and the Shareholder severally represent and warrant to each of the Sellers that now and/or as of the Closing:

      2.1 DUE ORGANIZATION AND QUALIFICATION; DUE AUTHORIZATION.

            (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. The Company is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of the Company.

            (b) The Company does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

            (c) The Company has all requisite  corporate  power and authority to
execute  and  deliver  this  Agreement,   and  to  consummate  the  transactions
contemplated hereby and thereby. The Company has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

      2.2 NO CONFLICTS OR DEFAULTS. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Articles of Incorporation or By-laws of the Company or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company is a party or by which the Company is bound, or any judgment, order or decree, or any law, rule or regulation to which the Company is subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest ("Liens") upon any of the assets of the Company, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which the Company is a party or by which the Company's assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.


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      2.3   CAPITALIZATION.   The  authorized   capital  stock  of  the  Company
immediately prior to giving effect to the transactions contemplated hereby consists of 100,000,000 shares of Company Common Stock of which 7,157,000, shares are issued and outstanding as of the date hereof and 5,000,000 shares of Preferred Stock, par value, $0.001 per share, none of which are outstanding. All of the outstanding shares of Company Common Stock are, and the Company Shares when issued in accordance with the terms hereof, will be, duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to the Company Shares, will not be issued in violation of any preemptive right of stockholders. The Company Shares are not subject to any preemptive or subscription right. There is no outstanding voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Company Common Stock. The Company has not granted registration rights to any person.

      2.4 FINANCIAL STATEMENTS. Item 2.4 of the company disclosure schedule "Company Disclosure Schedule") contains copies of the balance sheets of the Company at June 30, 2003 and the related statements of operations and deficit, stockholders' deficiency and cash flows for the fiscal years then ended, including the notes thereto, as audited by HJ & Associates, LLC, independent auditors and the balance sheet of the Company at March 31, 2004 and the related statements of operations and deficit, stockholders' deficiency and cash flows for the nine month period then ended prepared by the Company's management (all such statements being the "Company Financial Statements"). The Company Financial Statements, together with the notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented, subject to audit adjustments, which are not expected to be material. Such Statements present fairly the financial position of the Company as of the dates and for the periods indicated. The books of account and other financial records of the Company have been maintained in accordance with good business practices.

      2.5 FURTHER FINANCIAL MATTERS. The Company does not have any (a) assets of any kind or (b) liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, but which are not reflected in the Company Financial Statements.


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      2.6 TAXES. The Company has filed all United States federal,  state, county and local returns and reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, "Taxes"), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Company and adequate reserves therefore have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by the Company, as the case may be, such judgments were reasonable under the circumstances) and complete in all material respects. No tax return or tax return liability of the Company has been audited or, presently under audit. The Company has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). Except for Item 2.6 of the Company Disclosure Schedule, there are no claims pending or, to the knowledge of the Company, threatened, against the Company for past due Taxes. All payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of the Company have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of the Company and in the Financial Statements.

      2.7 INDEBTEDNESS; CONTRACTS; NO DEFAULTS.

            (a) Except as set forth in Item 2.7 of the Company Disclosure Schedule, the Company has no material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which the Company.

            (b) The Company is not in breach, in any material respect of, or in default in any material respect under, any material contract, agreement, arrangement, commitment or plan to which the Company is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by the Company or, to the knowledge of the Company, any other person or entity. The Company has not received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

      2.8 REAL PROPERTY. The Company does not own or lease any real property.

      2.9 COMPLIANCE WITH LAW. The Company is in compliance with all applicable federal, state, local and foreign laws and regulations relating to the protection of the environment and human health. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened against the Company that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions that the Company has reason to believe are likely to give rise to any material liability or other obligations of the Company under any environmental laws.


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      2.10 PERMITS AND LICENSES.  The Company has all certificates of occupancy,
rights,  permits,  certificates,   licenses,  franchises,  approvals  and  other
authorizations as are reasonably necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its respective business. The Company has not received any written or oral notice or claim pertaining to the failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body, the failure of which to obtain would materially and adversely affect its business.

      2.11 LITIGATION. There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened, against or affecting the business of the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of the Company, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof. There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of the Company. The Company has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

      2.12 INSURANCE. The Company does not currently maintain any form of insurance.

      2.13 EMPLOYEE BENEFIT PLANS. The Company does not maintain, nor has the Company maintained in the past, any employee benefit plans ("as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of the Company, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with the Company, any entity required to be aggregated in a controlled group or affiliated service group with the Company for purposes of ERISA or the Internal Revenue Code of 1986 (the "Code") (including, without limitation, under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time ("Benefit Plans").

      2.14 PATENTS; TRADEMARKS AND INTELLECTUAL PROPERTY RIGHTS. Except as set forth on Schedule 2.14, the Company does not own or possesses any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, Internet web site(s) or proprietary rights of any nature. The Company has agreed to sell for $10,000, its domain name and website to Savon Sporting Goods, a affiliate of the Shareholder. Upon the fulfillment of certain conditions, the Sellers will consent to such sales transaction.

      2.15 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company directly with the Sellers without the intervention of any Person on behalf of the Company in such a manner as to give rise to any valid claim by any Person against any Seller for a finder's fee, brokerage commission or similar payment.


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      2.16 AFFILIATE TRANSACTIONS.  Except as disclosed in the Company's filings made under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act") neither the Company nor any officer, director or employee of the Company (or any of the relatives or Affiliates of any of the aforementioned Persons) is a party to any agreement, contract, commitment or transaction with the Company or affecting the business of the Company, or has any interest in any property, whether real, personal or mixed, or tangible or intangible, used in or necessary to the Company which will subject the Sellers to any liability or obligation from and after the Closing Date.

      2.17 TRADING. The Company Common Stock is currently listed for trading on the OTC Bulletin Board (the "Bulletin Board"), and the Company has received no notice that its Common Stock is subject to being delisted therefrom.

      2.18 SECURITIES LAW COMPLIANCE. Except for the its failure to timely file its Form 10-QSB for the quarter ended March 31, 2004, the Company has complied with all of the requirements of the Exchange Act and the Securities Act, as amended and is current in its filings.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

      The Sellers, severally, represent and warrant to the Company that now and/or as of the Closing:

      3.1 DUE ORGANIZATION AND QUALIFICATION; DUE AUTHORIZATION.

            (a) Fine Ventures is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California, with full power and authority to own, lease and operate its respective business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted.

            (b) Fine Ventures does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

            (c) Each of the Sellers has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. Each of the Sellers has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of each of the Sellers, enforceable against each of the Sellers in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.


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      3.2 NO CONFLICTS OR DEFAULTS. The execution and delivery of this Agreement by each of the Sellers and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the governing documents of said Seller, or (b) with or without the giving of notice or the passage of time, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which Fine Ventures or any Seller is a party or by which Fine Ventures or any Seller or any of their respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which Fine Ventures or any Seller or any of their respective assets are subject, (ii) result in the creation of, or give any party the right to create, any lien upon any of the assets of Fine Ventures, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which Fine Ventures is a party or by which Fine Ventures or any of its respective assets is bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which Fine Ventures is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

      3.3 CAPITAL STRUCTURE. Set forth on Schedule I is a list of all holders of the equity of Fine Ventures, setting forth their names, and percentage of equity owned.

            (i) Each Seller each have good, valid and marketable title to the Fine Venture Interests are free and clear of all liens, security interests, encumbrances and claims of any nature whatsoever; and the Company will acquire from each Seller good, valid and marketable title to the Fine Venture Interests.

            (ii) There are no outstanding warrants, options, calls, commitments or agreements which relate to the Fine Venture Interests to which any Seller is a party or by which any Seller is bound, except the LLC Agreement.

      The Fine Venture Interests are not subject to any pre-emptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling Fine Ventures to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Common Stock.

      3.4 FURTHER FINANCIAL MATTERS. Except as set forth in Item 3.4 of the Disclosure Schedule, Fine Ventures any material liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise.

      3.5 LITIGATION.

            (a) There is no claim, dispute, action, suit, proceeding or investigation pending or, to the any Subsidiary, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of Fine Ventures, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof;

            (b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of Fine Ventures; and (c) Fine Ventures has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business. a


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


      3.6 BROKERS. Except as set forth on Item 3.9 of the Disclosure Schedule, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Sellers directly with the Company without the intervention of any Person on behalf of the Sellers in such a manner as to give rise to any valid claim by any Person against any Seller for a finder's fee, brokerage commission or similar payment. 3.7 PURCHASE FOR INVESTMENT.

            (a) Each Seller is acquiring the Company Shares for investment for such Seller's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Seller further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Company Shares.

            (b) Each Seller understands that the Company Shares are not registered under the Securities Act of 1933, as amended (the "Securities Act") on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on such Seller's representations set forth herein. Such Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

      3.8 INVESTMENT EXPERIENCE. Each Seller acknowledges that he can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Company Shares.

      3.9 INFORMATION. The Sellers have carefully reviewed such information as each Seller deemed necessary to evaluate an investment in the Company Shares. To the full satisfaction of each Seller, it has been furnished all materials that it has requested relating to the Company and the issuance of the Company Shares hereunder, and each Seller has been afforded the opportunity to ask questions of representatives of the Company to obtain any information necessary to verify the accuracy of any representations or information made or given to the Sellers. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which each of the Sellers has relied in making an exchange of the Fine Ventures Interests for the Company Shares.

      3.10 RESTRICTED SECURITIES. Each Seller understands that the Company Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption there from, and that in the absence of an effective registration statement covering the Company Shares or any available exemption from registration under the Securities Act, the Company Shares must be held indefinitely. Each Seller is aware that the Company Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

      3.11 TAXES. Fine Ventures, has filed all United States federal, state, county and local returns and reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, "Taxes"), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of Fine Ventures.

      3.12 FINANCIAL STATEMENTS. Item 3.12 of the Seller's disclosure schedule contains copies of the balance sheet of Fine Ventures at May 15, 2004.

                                   ARTICLE IV

                                 INDEMNIFICATION

      4.1 INDEMNITY OF THE COMPANY AND THE SHAREHOLDER. The Company and the Shareholder severally agree to defend, indemnify and hold harmless each Seller from and against, and to reimburse each Seller with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements (collectively the "Losses") asserted against or incurred by such Seller by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement made by the Company or the Shareholder or in any document or certificate delivered by the Company or the Shareholder pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby. There shall be a maximum claim amount of $75,000. Any amounts paid pursuant to this Section 4.1 shall be tendered by Shareholder in shares of the Company valued with reference to the closing bid price of the shares one (1) business day prior to the payment date.

      4.2 INDEMNITY OF THE SELLERS. Each of the Seller generally, agrees to defend, indemnify and hold harmless the Company and the Shareholder from and against, and to reimburse the Company and the Shareholder with respect to, all Losses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or incurred by the Company or the Shareholder by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement and made by the applicable Seller or in any document or certificate delivered by the applicable Seller pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby, it being understood that each Seller shall have responsibility hereunder only for the representations and warranties made by such Seller.

      4.3 INDEMNIFICATION PROCEDURE. A party (an "Indemnified Party") seeking indemnification shall give prompt notice to the other party (the "Indemnifying Party") of any claim for indemnification arising under this Article 4. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party's own cost and expense, including the cost and expense of reasonable attorneys' fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action. In the event, however, that such Indemnified Party's legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

                                   ARTICLE V

                                   DELIVERIES

      5.1 ITEMS TO BE DELIVERED TO THE SELLERS PRIOR TO OR AT CLOSING BY THE COMPANY.

            (a) Articles of Incorporation and amendments thereto, By-laws and amendments thereto, certificate of good standing in the Company's state of incorporation;

            (b) all applicable schedules hereto;

            (c) all minutes and resolutions of board of director and shareholder meetings in possession of the Company;

            (d) shareholder list;

            (e) all financial statements (to be delivered pursuant to 5.1(f) of this Agreement) and all tax returns in possession of the Company;

            (f) copies of all SEC filings (to be delivered via downloads from the SEC EDGAR filing systems;


            (g) resolution from the Company's Board appointing the designees of the Sellers to the Company's Board of Directors;

            (h)  resolution  from  the  Company's   Board,  and  if  applicable,
shareholder resolutions approving this transaction and authorizing the issuances of the shares hereto;

            (i) letters of resignation from the Company's current officers and directors to be effective upon Closing and after the appointments described in this section;

            (j) certificates representing 45,313,750 shares of the Company Shares issued in the denominations as set forth opposite the respective names of Sellers and/or their designees on Schedule I to this Agreement;

            (k) consent to be bound by the terms of the Fine Ventures Operating Agreement; and

            (l) any other document reasonably requested by the Sellers that it deems necessary for the consummation of this transaction.

      5.2 ITEMS TO BE DELIVERED TO THE COMPANY PRIOR TO OR AT CLOSING BY THE SELLERS.

            (a) all applicable schedules hereto;

            (b) instructions from the Sellers appointing designees of the Sellers to the Company's Board of Directors;

            (c) documents from the Sellers transferring the all of the equity interests in Fine Ventures as set forth opposite their respective names on
Schedule I to this Agreement; and

            (d)  the   sellers   shall  have   executed   a  lock-up   Agreement
substantially in the form attached hereto as Exhibit 5.2(d);

            (e) any other document reasonably requested by the Company that it deems necessary for the consummation of this transaction.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

      6.1 CONDITIONS PRECEDENT TO CLOSING. The obligations of the Parties under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

            (a) That each of the representations and warranties of the Parties contained herein shall be true and correct at the time of the Closing date as if such representations and warranties were made at such time;

            (b) That the Parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing;

            (c) Consummation of the purchase of 5,530,000 shares from the Shareholder pursuant to terms acceptable to the Sellers for an aggregate purchase price of $10,000;

            (d) The execution of the consulting agreement between Small World Toys, Inc. and Troika Capital, Inc.;

            (e) The execution of the consulting agreement between Fine Ventures and PCOF Partners LLC, a Florida limited liability company.

            (f) The execution of the consulting agreement the Company and SWT Investments, Inc., a California limited liability company.

      6.2 CONDITIONS TO OBLIGATIONS OF SELLERS. The obligations of Sellers shall be subject to fulfillment prior to or at the Closing, of each of the following conditions:

            (a) The Company shall have paid all of its the costs and expenses associated with the acquisition of the Fine Ventures Interests by the Company;

            (b) As of the Closing, the Company shall have no assets and other than a $20,000 obligation which shall be paid within ten (10) days of the Closing Date, no liabilities whatsoever, contingent or otherwise; and

            (c) The shares of the Company's Common Stock shall be continued to be traded on the Bulletin Board and the Company has received no notice that the Company Common Stock is subject to being delisted therefrom.

      6.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company shall be subject to fulfillment at or prior to or at the Closing, of each of the following conditions:

            (a) Fine Ventures shall have paid the fees required under the Troika Capital, Inc. consulting agreement;

            (b) The Company shall have obtained loans or equity in the amount of not less than $5,000,000;

            (c) The Company, Fine Ventures and/or the Sellers shall have completed the terms of any escrow agreement entered into prior to the time of the Closing.

                                  ARTICLE VII

                                   TERMINATION

      7.1 TERMINATION. This Agreement may be terminated at any time before or, at Closing, by:

            (a) The mutual agreement of the Parties;

            (b) Any party if:

                  (i) Any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished; or

                  (ii) Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement;

            (c) Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred.

            (d) The failure of the Exchange to Close by not later than June 15, 2004.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      8.1  SURVIVAL  OF   REPRESENTATIONS,   WARRANTIES  AND   AGREEMENTS.   All
representations and warranties and statements made by a party to in this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing Date for one year. Each of the parties hereto is executing and carrying out the provisions of this agreement in reliance upon the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

      8.2 ACCESS TO BOOKS AND RECORDS. During the course of this transaction through Closing, each party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. Such due diligence investigation shall be for the purpose of satisfying each party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction. The Parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

      8.3 FURTHER ASSURANCES. If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the merger in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the Parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action.

      8.4 NOTICE. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

                  Attention:

                  If to the Sellers:

                  At the  respective  addresses  of the  Sellers  set  forth  on
                  Schedule 1 hereto.

      8.5 ENTIRE AGREEMENT. This Agreement, the Disclosure Schedule and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

      8.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

      8.7 GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of California are applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

      8.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      8.9 CONSTRUCTION. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. The Disclosure Schedule is hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

      8.10 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

      8.11 POST CLOSING COVENANTS. Within ninety (90) days following the Closing of the exchange, or such earlier date as is required by law, Sellers shall cause the Company to:

            (a) change its name to such name as is designated by the Company's Board of Directors, as is then constituted; and file any and all reports required by the Exchange Act relating to the exchange.

      IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.


                                     SAVON TEAM SPORTS, INC.

                                     By:
                                        ----------------------------------------
                                        Name:  Michael Rubin
                                        Title: President, CEO, CFO and Director


                                     SELLERS:

                                     -------------------------------------------
                                     Russell Fine and Debra Fine, as trustees of the Fine Family Trust


                                     SWT Investments, LLC, a California limited liability company


                                     By:
                                        ----------------------------------------
                                        Name:  Shelly Singhal
                                        Title: Member


                                     PHOENIX CAPITAL OPPORTUNITY FUND, LP,
                                     a Florida limited partnership by PCOF
                                     Partners  LLC, its General Partner


                                     By:
                                        ----------------------------------------
                                        Name:  Lee R.  Meier
                                        Title: Managing Director


                                     DAVID MARSHALL, INC.

                                     By:
                                        ----------------------------------------
                                        Name:  David Marshall
                                        Title: President

                                     -------------------------------------------
                                     David L. Ficksman, as Co-Trustee of the
                                     Ficksman Family Trust


                                     -------------------------------------------
                                     Maxine B. Ficksman, as Co-Trustee of
                                     the Ficksman Family Trust


                                     SHAREHOLDER:


                                     -------------------------------------------
                                     Michael Rubin

                                   SCHEDULE I

SELLER'S AND DESIGNEE'S NAME AND ADDRESS     % OF FINE VENTURES INTERESTS           NUMBER OF COMPANY SHARES
----------------------------------------     ----------------------------           ------------------------
Russell and Debra Fine as Co-Trustees of
the Fine Family Trust                                    29.41%                             13,509,843

SWT Investments, LLC                                     33.75%                             15,130,261

Phoenix Capital Opportunity Fund, LP                     15.00%                              6,724,560

David Marshall, Inc.                                     21.08%                              9,612,858

David L. Ficksman and Maxine B. Ficksman,
Co-Trustees of the Ficksman Family Trust                  .75%                                336,228

                                 EXHIBIT 5.2 (D)

                                LOCK-UP AGREEMENT

                          DISCLOSURE SCHEDULE - COMPANY

                                    ITEM 2.4
                              FINANCIAL STATEMENTS
                                 See SEC Filings

                                    ITEM 2.16

                                     BROKERS


None.

                          DISCLOSURE SCHEDULE - SELLERS

                                    ITEM 3.3

                                CAPITAL STRUCTURE

Name of Shareholder                                      Percentage of Interest
-------------------                                      ----------------------

Russell and Debra Fine as Co-Trustees of
the Fine Family Trust                                            29.41%

SWT Investments, LLC                                             33.75%

Phoenix Capital Opportunity LP                                   15.00%

David Marshall, Inc.                                             21.08%

David L. Ficksman and Maxine B. Ficksman
as Co-Trustees of the Ficksman Family Trust                        .75%

                                    ITEM 3.9

                                     BROKERS


None.

                            3.12 FINANCIAL STATEMENTS

                         BALANCE SHEET OF FINE VENTURES